AMERICAN REALTY CAPITAL TRUST III, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:            The title of the document being corrected is Articles of Amendment and Restatement (the “Charter”).

SECOND:       The sole party to the Charter is American Realty Capital Trust III, Inc., a Maryland corporation (the “Company”).

THIRD:           The Charter was filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on February 24, 2011.

FOURTH:       The definition of Roll-Up Transaction in Article IV of the Charter as previously filed with the SDAT is set forth below:

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of the holders of the Shares;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

FIFTH:          The definition of Roll-Up Transaction in Article IV of the Charter as corrected hereby is set forth below:

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of a company that have been for at least twelve (12) months listed on a national securities exchange; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of the holders of the Shares;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

SIXTH:            The undersigned acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this _20th__ day of January, 2012.

ATTEST:	AMERICAN REALTY CAPITAL TRUST III, INC.

/s/Edward M. Weil, Jr.	By:	/s/Nicholas S. Schorch	(SEAL)
Name: Edward M. Weil, Jr.		Name: Nicholas S. Schorsch
Title: Secretary		Title: Chief Executive Officer

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